UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 01, 2023

McGRATH RENTCORP

(Exact name of Registrant as Specified in Its Charter)

California	000-13292	94-2579843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road
Livermore, California		94551-7800
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 606-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGRC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Disposition of Adler Tank Rentals

On February 1, 2023, McGrath RentCorp (the “Company”) entered into an equity purchase agreement (the “Adler EPA”) with Adler Tank Rentals, LLC, a Delaware limited liability company (“Adler”), and Ironclad Environmental Solutions, Inc., a Delaware corporation (“Ironclad”) providing for the sale of all of the fully diluted issued and outstanding equity interests of Adler by the Company for a sale price of $265 million. The sale price was subject to certain adjustments, including net working capital, certain qualified capital expenditures and certain transaction expenses to be borne by the Company.

The Company, Adler and Ironclad made customary representations and warranties in the Adler EPA.

In connection with the sale, the Company entered into a number of ancillary agreements, including an escrow agreement associated with net working capital adjustments, a restricted covenant agreement, a transition services agreement, and a number of leases whereby Ironclad or one of its affiliates would be a lessee to certain properties owned by the Company that the Adler business would continue to utilize after the sale.

The description of the Adler EPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Adler EPA, a copy of which is attached as Exhibit 1.01 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Acquisition of Vesta Solutions

On February 1, 2023, the Company entered into a stock purchase agreement (the “Vesta SPA”) with Vesta Housing Solutions Investor, LLC, a Delaware limited liability company (“Vesta Seller”), and Vesta Housing Solutions Holdings, Inc., a Delaware corporation (“Vesta”), providing for the purchase by the Company of all of the fully diluted issued and outstanding equity interests of Vesta for a purchase price of $400 million. The purchase price was subject to certain adjustments, including net working capital, certain qualified capital expenditures and certain transaction expenses to be borne by Vesta Seller.

Vesta, Vesta Seller and the Company made customary representations and warranties in the Vesta SPA. In connection with the acquisition, the Company purchased a representation and warranty insurance policy to provide certain recourse in the event of breaches of representations and warranties of Vesta and the Vesta Seller under the Vesta SPA.

In connection with the acquisition, the Company entered into a number of ancillary agreements, including an escrow agreement associated with net working capital adjustments and restricted covenant agreements.

The description of the Vesta SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Vesta SPA, a copy of which is attached as Exhibit 1.02 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 1, 2023, the Company completed the sale of Adler and the acquisition of Vesta. The disclosures set forth in Item 1.01 are incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On February 1, 2023, the Company issued a press release announcing the completion of the sale of Adler and the acquisition of Vesta. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The Company has scheduled a conference call on February 2. 2023, to discuss the sale of Adler and the acquisition of Vesta, during which an investor presentation, attached as Exhibit 99.2 to this Current Report on Form 8-K, will be discussed, and which is incorporated by reference into this Item 7.01.

This Item 7.01 and Exhibits 99.1 and 99.2 to this Current Report on Form 8-K are furnished to, but not filed with, the Securities and Exchange Commission, and shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

1.01 Equity Purchase Agreement, dated as of February 1, 2023, made by and among McGrath RentCorp, a California corporation, Adler Tank Rentals, LLC, a Delaware limited liability company, and Ironclad Environmental Solutions, Inc., a Delaware corporation.

1.02 Stock Purchase Agreement, dated as of February 1, 2023, made by and among Vesta Housing Solutions Investor, LLC, a Delaware limited liability company, Vesta Housing Solutions Holdings, Inc., a Delaware corporation, and McGrath RentCorp, a California corporation.

99.1 Press release issued by McGrath RentCorp on February 1, 2023.

99.2 Investor Presentation of McGrath RentCorp.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Date:	February 1, 2023	By:	/s/ Keith E. Pratt
Keith E. Pratt Executive Vice President and Chief Financial Officer